Exhibit 10.04

Notice of Grant of Stock Option and Option Agreement	Valero Energy Corporation
	ID: 74-1828067
	P. O. Box 696000
	San Antonio, TX 78269-6000

[name of non-employee director]	Option Number:	00000000
	Plan:	RMSO

	ID:	11111111

Effective ______________, 2005 you have been granted a Non-Qualified Stock Option to buy _______ shares of the common stock of Valero Energy Corporation (the “Company”) at $_____ per share.

The total Option price of the shares granted is $__________.

Your Options will vest on the dates shown below.

Shares	Grant Date	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that the Option referenced above is granted under and governed by the terms and conditions of the Company’s Non-Employee Director Stock Option Plan, as amended, and the Option Agreement attached hereto, all of which are made a part of this agreement.

VALERO ENERGY CORPORATION

By:

Mike Crownover	Date
Director — Human Resources

Non-Employee Director	Date

OPTION AGREEMENT
Valero Energy Corporation Non-Employee Director Stock Option Plan

This Option Agreement (“Agreement”) is entered into between Valero Energy Corporation, a Delaware corporation (“Valero”), and a Non-Employee Director of the Board of Directors of Valero pursuant to the terms of the Valero Energy Corporation Non-Employee Director Stock Option Plan (as may be amended, the “Director Plan”). As used herein, Director shall mean ____________. Capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth in the Director Plan.

     1. Grant of Option. Valero grants to Director the option (“Option”) to purchase up to ___ shares of Common Stock of Valero, $.01 par value per share (“Shares”), in accordance with the terms of this Agreement and the Director Plan. The Shares, when issued to Director upon the exercise of the Option, shall be fully paid and non-assessable.

     2. Purchase Price. The purchase price of the Shares shall be $_________per Share.

     3. Exercise of Option. The period during which the Option is in effect (“Option Period”) shall commence on _________, 2005. The Option Period shall terminate on _________, 2012. No portion of the Option may be exercised prior to _________, 2006. Subject to the provisions of the Director Plan relating to suspension or termination from the Director Plan, the Option will be available for exercise in the following increments: _________.

     If the Director desires to exercise the Option, Director must deliver written notice to Stock Plan Administration of Valero substantially in the form of the attached Form A (“Exercise Notice”). The Option must be exercised in accordance with one of the methods for exercise set forth in the attached form of Exercise Notice. The date on which the Exercise Notice is received by Valero will be the “Exercise Date.” The completed Exercise Notice must include the number of Shares with respect to which the Option is being exercised. Payment for the Shares will be made at Valero’s San Antonio offices.

     If any law or regulation requires Valero to take any action with respect to the Shares specified in the Exercise Notice, then the date of delivery of the Shares against payment shall be extended for the period necessary to take such action. In the event of any failure by Director to pay for the number of Shares specified in the Exercise Notice on the Settlement Date, as the same may be extended as provided above, the exercise of the Option with respect to such number of Shares shall be treated as if it had never been made.

     4. Director Plan Incorporated by Reference. The Director Plan is incorporated herein, and by this reference, is made a part hereof for all purposes. The Director Plan contains detailed provisions relating to, among other things, forfeiture of this Option under certain circumstances, adjustment of Shares in the event of certain changes in capitalization, and other matters of importance to Director. Director warrants and agrees that he or she has received and read a copy of the Director Plan or a Director Plan Summary relating thereto, and that all rights granted hereunder are subject to the more detailed provisions of the Director Plan.

     5. Limitation of Rights of Director. Director shall have no rights with respect to any Shares not expressly conferred by the Director Plan or this Agreement.

     6. No Assignment. This Agreement and the Option granted hereunder are of a personal nature and, without prior written approval from the Compensation Committee of the Board of Directors, the option shall not be transferable by Director except by will or under the laws of descent and distribution, and shall be exercisable, during the Director’s lifetime, only by Director.

     7. Successors. This Agreement shall be binding upon any successors of Valero and the heirs, successors and legal representatives of Director.

     8. Direct Registration. Employee agrees that in lieu of stock certificates, any Shares issuable in connection with the exercise of the Options may be issued in uncertificated form pursuant to the Direct Registration Service of Valero’s stock transfer agent.

FORM A — STOCK OPTION EXERCISE FORM

On the day you exercise your options, this exercise form must be faxed to Valero’s Stock Option Administration department at (210) 345-2717 or (210) 444-8528 and the original(s) mailed to P.O. Box 696000, San Antonio, TX 78269-6000, mailstation VHC/E1N. The Stock Option Administration department must receive your original form(s) within three days after exercise date.

ATTN: Stock Option Administration (VHC-E1N), telephone (210) 345-2072 or (210) 345-2447 fax (210) 345-2717 or (210) 444-8528.

The undersigned elects to exercise an Option to purchase shares as follows:

Name:

(Use Complete Legal Name)
Address:

Employee Number: Telephone Number:	(Where you can be reached at time of exercise)
Date of Grant to Which Exercise Applies:
Option Number to Which Exercise Applies:
Option Price to Which Exercise Applies:
Number of Shares to Which Exercise Applies:

The Settlement Date on which the shares will be tendered may not be less than three nor more than ten business days following this Exercise Date.

Federal income tax will be withheld at 25%; if a higher amount is requested, please specify __________ (max 35%).

On or before the Settlement Date, I will pay the Option price, applicable taxes, and any transaction fees as follows: [Choose One]

☐	a)	CASH PURCHASE METHOD. I will furnish a check made payable to Valero Energy Corporation on the date of exercise. In addition to the Option price, federal income tax, social security tax, Medicare tax and state tax, as applicable, will be payable to Valero on the Exercise Date. I will be informed not later than the close of business on the Exercise Date of the total settlement funds required. All option shares will be issued to me via the Computershare Direct Registration System; or

☐	b)	STOCK PURCHASE METHOD. I will submit a signed Representation of Ownership statement attesting as to shares of Valero Common Stock that I own. The number of shares of Valero Common Stock attested to on this signed statement must have a market value equal to or exceeding the sum of the Option price plus the amount of applicable tax withholding for the number of Option shares being exercised. The stock will be valued at the average of the high and low sales price per share of Valero Common Stock quoted on the New York Stock Exchange on the exercise date. In addition to the Option price, federal income tax, social security tax, Medicare tax and state tax, as applicable, will be deducted from the Option shares exercised, and a net number of shares will be issued to me via the Computershare Direct Registration System. Fractional shares will be settled in cash within one week of the exercise date; or

☐	c)	RELOAD METHOD — former UDS Options only. I will submit documentation indicating that I currently hold, which I have held for a minimum of at least six months, shares of Valero Energy Corporation common stock. I recognize that in addition to the option price, federal income tax (25%), social security tax, Medicare tax and state tax, as applicable will be deducted from the Option shares exercised (fractional shares will be settled in cash within one week of the exercise date). I will receive a new option for the number of shares tendered for the option price. This new option vests 100% at the end of two years and the expiration date is the same as the underlying option (available for eligible options granted under the former 1990 Diamond Shamrock, 1992 Ultramar and 1996 Ultramar Diamond Shamrock plans); or

☐	d)	SAME-DAY-SALE FOR CASH METHOD. I am making an irrevocable election for same day sale with this option program’s broker, electing to receive cash from the sale. Cash proceeds from the sale of Option shares (less Option price, applicable taxes, and transaction fees) will be remitted to me by the broker; or

☐	e)	BROKER SALE FOR STOCK METHOD - for active employees only. I am making an irrevocable election to sell with this option program’s broker, electing to receive shares of Valero Common Stock from the exercise. The broker will sell from the Option shares a number of shares approximating the sum of the Option price and applicable taxes. This will result in a cash balance, which will be issued to me by the broker after processing is completed. Remaining Option shares will be issued to me via the Computershare Direct Registration System.

Executed this day of , 20

Signature

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